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EXHIBIT 99.4

        FOSTER WHEELER LTD.
Offer to Exchange Common Shares
for
Any and All Outstanding 9.00% Preferred Securities, Series I
Issued by FW Preferred Capital Trust I (Liquidation Amount $25 per Trust Security)
and Guaranteed by Foster Wheeler Ltd. and Foster Wheeler LLC

and Solicitation of Consents to Proposed Amendments to

the Junior Subordinated Indenture Relating to the 9.00% Junior Subordinated Deferrable
Interest Debentures, Series I of Foster Wheeler LLC and the Guarantee Agreement
Relating to the 9.00% Preferred Securities, Series I of FW Preferred Capital Trust I

Pursuant to the Prospectus Dated                        , 2004

THE EXCHANGE OFFER AND CONSENT SOLICITATION WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                        , 2004, WHICH WE REFER TO AS THE EXPIRATION DATE, UNLESS EXTENDED BY US. YOU MAY REVOKE YOUR TENDER AND YOUR CONSENT AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

                        , 2004

To Our Clients:

        Enclosed for your consideration are the Prospectus, dated                        , 2004, and the related Letter of Transmittal and Consent (the "Letter of Transmittal and Consent") in connection with the offer by Foster Wheeler Ltd. (the "Company"), to exchange (the "Exchange Offer") its Common Shares (the "Common Shares") for any and all outstanding shares of 9.00% Preferred Securities, Series I of FW Preferred Capital Trust I Liquidation Amount $25 per Trust Security (the "Trust Securities"), and the related consent solicitation (the "Consent Solicitation") subject, in each case, to the procedures and limitations described in the Prospectus dated                        , 2004 and related Letter of Transmittal and Consent. This material relating to the Exchange Offer and Consent Solicitation is being forwarded to you as the beneficial owner of Trust Securities carried by us for your account or benefit but not registered in your name. A tender of such Trust Securities and delivery of a consent to the Proposed Amendments (described below) can be made only by us as the holder of record and pursuant to your instructions. The enclosed Letter of Transmittal and Consent is furnished to you for your information only and cannot be used by you to tender Trust Securities held by us for your account or deliver a consent to the Proposed Amendments.

        Foster Wheeler LLC is soliciting the consent from holders of the Trust Securities to the adoption of certain proposed amendments to the terms of the indenture governing the junior subordinated debentures issued by Foster Wheeler LLC to FW Preferred Capital Trust I and to the terms of the related guarantee agreement issued by Foster Wheeler LLC and Foster Wheeler Ltd. to FW Preferred Capital Trust I. See "The Proposed Amendments" in the Prospectus for a description of the proposed amendments to the indenture and guarantee agreement. The completion, execution and delivery of the enclosed Letter of Transmittal and Consent by a holder of Trust Securities in connection with the tender of Trust Securities will be deemed to constitute the consent of such holder of Trust Securities to the proposed amendments with respect to the Trust Securities so tendered. Holders may not deliver consent without tendering their Trust Securities in the exchange offer.

        We request instructions as to whether you wish us to tender any or all of the Trust Securities held by us for your account, upon the terms and subject to the conditions set forth in the Exchange Offer.

We also request that you confirm that we may on your behalf make the representations contained in the Letter of Transmittal and Consent.

        If you wish to have us tender any or all of your Trust Securities and thereby deliver your consent to the Proposed Amendments, please so instruct us by completing, executing and returning to us the instruction form set forth on the reverse side of this letter. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Trust Securities, all such Trust Securities will be tendered unless otherwise specified on the reverse side of this letter. Your instructions should be forwarded to us in sufficient time to permit us to submit a tender on your behalf prior to the expiration of the Offer.

INSTRUCTIONS WITH RESPECT TO THE
OFFER TO EXCHANGE

        The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer and the Consent Solicitation.

        This will instruct you to tender the number of Trust Securities indicated below (or if no number is indicated below, all Trust Securities) that are held by you for the account of the undersigned and to deliver consent to the Proposed Amendments.

        Aggregate Liquidation Amount of Trust Securities to be Tendered*:

                      Date:                         , 2004

Signature(s)
Print Name(s)
Print Address(es)
Area Code and Telephone Number
Tax ID or Social Security Number
*
Unless otherwise indicated, it will be assumed that all Trust Securities held by us for your account are to be tendered.

         If the undersigned instructs you to tender the Trust Securities held by you for the account of the undersigned, it is understood that you are authorized:

          (a)   to make on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations that:

            (i)    the undersigned's principal residence is in the state of (fill in state)            ,

            (ii)   the undersigned has full power and authority to tender, exchange, assign and transfer the Trust Securities tendered, and Foster Wheeler Ltd. will acquire good and unencumbered title to the Trust Securities being tendered, free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sale arrangements or other obligations relating to their sale or transfer, and are not subject to any adverse claim when the Trust Securities are accepted by Foster Wheeler Ltd.

          (b)   to agree, on behalf of the undersigned, as set forth in the Letter of Transmittal; and

          (c)   to take any other action as necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of the Trust Securities.

PLEASE RETURN THIS FORM TO THE BROKERAGE
FIRM MAINTAINING YOUR ACCOUNT

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INSTRUCTIONS WITH RESPECT TO THE OFFER TO EXCHANGE